UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 20, 2011

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street

Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

                    (828) 496-2000

(Registrant’s telephone number, including area code)

                    Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 3.01 – Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing	3

Signatures	4

Item 3.01 Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard;

             Transfer of Listing.

On September 20, 2011, Bank of Granite Corporation (the “Company”) received a written notice from The Nasdaq Stock Market of the Nasdaq staff’s determination that the Company has not provided a definitive plan evidencing its ability to achieve near-term compliance with all of the continued listing requirements of The Nasdaq Capital Market and, in particular, Rule 5550(a)(2), the bid price rule. Accordingly, unless the Company requests an appeal of this staff determination, trading of the Company’s common stock will be suspended at the opening of business on September 29, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from the listing and registration on The Nasdaq Stock Market.

The Company intends to request an appeal of the staff’s determination to the Nasdaq panel by September 27, 2011, which request will stay the suspension of the Company’s common stock and filing of the Form 25-NSE pending the panel’s decision. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “GRAN” during the appeals period.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

September 26, 2011	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and
Chief Financial Officer

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